POWER OF ATTORNEY

Know all by those present, that the undersigned hereby constitutes and appoints each of Henry Cornell and Joanna Reiss, or any of them signing singly, and with full power of substitution, as the undersigned’s true and lawful attorneys-in-fact to prepare, execute and file, or cause to be prepared, executed and filed, with the U.S. Securities and Exchange Commission (“SEC”) for the undersigned and in the undersigned’s name in connection with certain transactions of common stock, par value $0.01 per share, of MRC Global Inc., a Delaware corporation (the “Company”):

(1) the Initial Statement of Beneficial Ownership of Securities on Form 3, any Statement of Changes in Beneficial Ownership on Form 4 and any Annual Statement of Changes in Beneficial Ownership on Form 5, or any similar or successor form, which may be required to be filed by the undersigned pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, complete and execute any amendment or amendments thereto and timely file such form with the SEC and the applicable stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of any of such attorneys-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by any of such attorneys-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as any of such attorneys-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to act separately and to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that any of such attorneys-in-fact, or the substitute or substitutes of any of such attorneys-in-fact, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 10th day of June, 2015.

MARIO INVESTMENTS LLC

By: Cornell Special Situations Partners II LP, its sole member
By: Cornell Capital GP II LP, its general partner
By: Cornell Investment Partners LLC, its general partner
By: Henry Cornell, its sole member
By: /s/ Henry Cornell
Name: Henry Cornell